UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 17, 2026

__________________________
Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)
__________________________

Delaware	0-19254	11-2682486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530
(Address of Principal Executive Offices) (Zip Code)
516-683-6000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LCUT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Amended ABL Credit Agreement

On August 17, 2026 (the “Effective Date”), Lifetime Brands, Inc. (the “Company”) entered into Amendment No. 3 (the “Amendment”) to amend that certain Credit Agreement, dated as of March 2, 2018, among the Company, as borrower, the other borrowers and loan parties from time to time party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Non-EEA Agented Borrowers and J.P. Morgan SE, as Administrative Agent for the EEA Agented Borrower (the “ABL Credit Agreement”). As of the Effective Date, the ABL Credit Agreement provides for aggregate revolving commitments of $200.0 million (the “Revolving Credit Facility”), consisting of $160.0 million of U.S. tranche commitments, $35.0 million of U.K. tranche commitments and $5.0 million of Dutch tranche commitments, and a maturity date of August 17, 2031.

The Revolving Credit Facility permits the Company to borrow, prepay and reborrow revolving loans, subject to the borrowing bases and other limitations set forth in the ABL Credit Agreement, with the outstanding principal amount of the revolving loans payable on the maturity date. The maximum borrowing amount under the ABL Credit Agreement may be increased to up to $300.0 million if certain conditions are met and additional revolving commitments are obtained.

The Revolving Credit Facility bears interest based upon the currency and type of borrowing at one of the following rates, as applicable: (i) the Alternate Base Rate (as defined in the ABL Credit Agreement), plus a margin ranging from 0.50% to 1.00%, (ii) the Adjusted Term SOFR Rate or Adjusted EURIBO Rate (each as defined in the ABL Credit Agreement), as applicable, plus a margin ranging from 1.50% to 2.00%, or (iii) the applicable Adjusted Daily Simple RFR or Overnight Swingline Rate (each as defined in the ABL Credit Agreement), plus a margin ranging from 1.50% to 2.00%, in each case based upon the Company's Average Quarterly Availability (as defined in the ABL Credit Agreement). Pursuant to the Amendment, from the effective date of the Amendment through the last day of the Company’s fiscal quarter ending on or about September 30, 2026, the applicable margins are fixed at 0.75% for alternate base rate loans and 1.75% for term benchmark, RFR and overnight swingline rate loans. Pursuant to the ABL Credit Agreement, the Company must comply with a financial covenant that, during any FCCR Test Period (as defined in the ABL Credit Agreement), it will not permit the Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) as of the last day of any period of four fiscal quarters ending during such FCCR Test Period to be less than 1.10 to 1.00.

The proceeds of the Revolving Credit Facility will be used to finance Transaction Costs (as defined in the ABL Credit Agreement), to refinance indebtedness outstanding under the Company’s existing term loan credit agreement and to finance the working capital needs, and for general corporate purposes, of the Company and its subsidiaries.

The foregoing description of the terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment (including the conformed amended ABL Credit Agreement, which is attached as Exhibit A thereto), which Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Term Loan Agreement

Also on the Effective Date, the Company entered into a Credit Agreement (the “Term Loan Agreement”) with the other borrowers and loan parties from time to time party thereto, the lenders from time to time party thereto and PLC Agent LLC, as Administrative Agent, providing for a term loan (the “Term Loan”) in an aggregate principal amount of $60.0 million, which closed and funded in full on the Effective Date. The Term Loan matures on the August 17, 2031.

The Term Loan is repayable in quarterly installments of principal equal to 1.25% of the original aggregate principal amount of the Term Loan, commencing October 1, 2027, with the remaining balance due at maturity. The Term Loan bears interest, at Term SOFR or, under limited circumstances, a base rate, plus a margin that ranges, based on the Company’s average quarterly availability under the ABL Credit Agreement as a percentage of the ABL commitment, from 6.75% to 7.25% for Term SOFR loans and from 7.75% to 8.25% for base rate loans.

The Term Loan Agreement contains certain covenants and other obligations of the Company, including a springing financial covenant requiring the Company to maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00, tested only during certain periods of reduced availability under the ABL Credit Agreement, and a covenant requiring the Company to maintain Adjusted EBITDA (less certain specified adjustments), measured monthly on a trailing twelve-month basis, of not less than $30.0 million.

The proceeds of the Term Loan were used to repay indebtedness outstanding under the Company's term loan B Loan Agreement, dated as of March 2, 2018 (as amended), to pay Transaction Costs, and for general corporate purposes.

The foregoing description of the terms and conditions of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On August 17, 2026, the Company announced the completion of the $60.0 million second lien Term Loan and the amendment and extension of the Company's $200.0 million ABL facility (the “Press Release”). The Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.
10.1
Amendment No. 3, dated as of August 17, 2026, by and among the Company, the other Loan Parties party thereto (as defined therein), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Non-EEA Agented Borrowers and Morgan SE, as Administrative Agent for the EEA Agented Borrower.

10.2
Credit Agreement, dated as of August 17, 2026, among Lifetime Brands, Inc., as borrower, the other borrowers and loan parties party from time to time party thereto, the lenders from time to time party thereto and PLC Agent LLC, as Administrative Agent.*

99.1	Press release dated August 17, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL document)

* Certain portions of this Exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K. Certain schedules, exhibits, annexes and/or appendices have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or Exhibit to the SEC upon request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker Executive Vice President, Treasurer and Chief Financial Officer
Date: August 20, 2026